Exhibit 99.1

For Immediate Release

BreitBurn Announces That It Has Been Informed By Provident Energy Trust That Provident Will Seek to Sell Its Holdings In Various BreitBurn Entities

Los Angeles, CA (February 5, 2008) - BreitBurn Energy Partners L.P. (NASDAQ:BBEP) announced today that it has been informed that Provident Energy Trust (TSX-PVE.UN; NYSE-PVX; “Provident”) has undertaken a planning initiative process and, as part of that process, will seek to sell its holdings in various BreitBurn entities.

Provident’s CEO Tom Buchanan said: “Provident's strategic review of our interests in BreitBurn is being undertaken as Provident’s investment in the MLP has been reduced to approximately 22%, reflecting the strong accretive growth of BreitBurn. At this ownership level, Provident’s investment in BreitBurn is less strategic to Provident on a long term basis. Provident’s decision to review possible monetization alternatives for its BreitBurn interests was also influenced by the Canadian Federal Government’s decision in October 2006 to impose growth restrictions on Canadian energy trusts and, effective 2011, implement a tax on income trust distributions.”

Hal Washburn, Co-CEO of BreitBurn said, “Ultimately, BreitBurn’s rapid growth, together with the changes in the Canadian tax law, have affected Provident’s long-term strategy with respect to its BreitBurn interests. BreitBurn has benefited greatly from the Provident relationship, but we understand the need for them to consider monetization strategies for their BreitBurn interests.”

Background: Provident’s Ownership in BreitBurn Energy Partners L.P. (“BBEP”) and its General Partner, BreitBurn GP LLC

Provident currently owns, through subsidiaries, 14,404,962 limited partnership units of BBEP, representing 21.49% of the limited partnership interests. Provident also indirectly owns a 95.55% interest in BreitBurn GP LLC (“BreitBurn GP”), the general partner of BBEP. The remaining 4.45% of BreitBurn GP is owned indirectly by Randall H. Breitenbach and Halbert S. Washburn, the Co-Chief Executive Officers and Directors of BBEP and BreitBurn GP. Provident’s 95.55% interest in BreitBurn GP equates to the economic equivalent of 428,530 limited partnership units. BreitBurn GP does not hold any incentive distribution rights or similar interests.

While Provident has announced its intention to seek buyers for its interests in BreitBurn GP and its BBEP common units, the Board of BreitBurn GP has not initiated a sales process of any other interests in BBEP. Provident has informed BreitBurn management that there is no certainty that Provident’s process will result in any changes to its ownership in any BreitBurn entities.

Other BreitBurn Related Interests Being Offered For Sale by Provident:

Provident also indirectly owns a 96.017% interest in BreitBurn Energy Company LP (“BEC”). BEC is a separate U.S. subsidiary of Provident and is not a part of BBEP. BEC’s assets consist primarily of producing and non-producing crude oil reserves located in Los Angeles, Orange and Santa Barbara counties in California.

At the time of BBEP’s initial public offering in October of 2006, Provident, BEC, BBEP and their general partners entered into an Omnibus Agreement which, among other things, required that in the event that BEC wished to sell any U.S. properties it would first offer those properties for sale to BBEP. The right of first offer provision provides for a 45-day negotiation period during which the parties may negotiate the price and terms of a sale from BEC to BBEP. In December, 2007, BEC offered BBEP the opportunity to purchase all of the oil and gas assets of BEC. BBEP, and the independent directors of BreitBurn GP, acting as the Conflicts Committee, evaluated Provident’s offer. BEC and BBEP were unable to reach agreement as to the price for the interests offered within the negotiation period. That negotiation period expired February 4, 2008. With the expiration of the offer, Provident is free to conduct a process to sell its interests in BEC, subject to certain future rights of BBEP to participate in any auction process.

Hal Washburn commented, “The BEC oil and gas properties that Provident will take to market are assets we like and know well. They are some of the first assets we ever purchased but we made a clear decision not to put them into BBEP in 2006 given their state of development. It has always been our intention for BBEP to acquire the assets when the time and price was appropriate. However the current state of development of the assets resulted in differences in valuation expectations between BBEP and BEC/Provident, and management and the Conflicts Committee were unable to recommend that BBEP acquire these properties at the price offered. Furthermore, given the success of BBEP’s acquisition efforts in 2007, the BEC properties are less relevant to our growth strategy now than they were at the IPO. We are a much larger company now and our growth is not as reliant on these assets being dropped down into BBEP as it was when we went public. For the next few years, we have very good organic growth opportunities in our existing properties, including the properties we purchased from Quicksilver.”

Impacts of a Possible Sale of BEC to a Third Party:

Both BBEP’s and BEC’s assets are managed by BreitBurn Management Company (“BMC”). Direct charges incurred with respect to the separate properties of each company are charged by BMC directly to that entity. Indirect costs are allocated between the two entities based on a percentage recommended by management and approved by the Boards of the entities. This percentage represents management’s estimate of the relative management resources utilized by each entity and was developed by evaluating such factors as relative production, capital programs and lease operating costs.

In the event that BEC is sold to an unaffiliated third party which elects to have the BEC assets managed and operated by an entity other than BMC, certain direct and indirect general and administrative expenses at BMC that are currently reimbursed by BEC, will be borne by BBEP. Management has conducted a preliminary review of the likely impact of a third party sale of BEC and believes, absent workforce or other reductions, BBEP would incur as much as $7.5 million annually in additional general and administrative expenses. These expenses consist primarily of costs related to employees who provide services to both BBEP and BEC. Management anticipates these employees would remain with BreitBurn and provide BBEP with capacity to continue to grow with an experienced and stable workforce. In addition, depending upon the actual structure of a sale of the various interests owned by Provident, additional related costs may be incurred by BBEP in conjunction with a sale such as those related to the triggering of change in control provisions, renegotiating credit facilities, obtaining consents and other possible expenses.

Conclusion:

Hal Washburn concluded, “While we cannot ultimately predict what effect a sale of Provident’s interests might have on BBEP and its unitholders, we are continuing to execute on our stated strategy. We have announced management’s intention to recommend to the Board that we increase distributions yet again, to a $2.30 annualized rate for the first quarter of 2008, an increase of 39% in distributions since the IPO. We have also built our executive management team since the IPO with the addition of Greg Brown as Executive Vice President and General Counsel and Mark Pease as Chief Operating Officer. This growth has put us in a much stronger position than at any time in our history. We now have a full slate of organic growth opportunities, better geographic diversity with operations in seven states, an excellent management team and a more balanced mix of oil and gas production. While we have greatly valued our strategic relationship with Provident since June 2004, we are now well positioned to thrive as a fully independent company.”

Background: BreitBurn Energy Partners L.P. (BBEP)

BBEP is a publicly traded independent oil and gas limited partnership focused on the acquisition, exploitation and development of oil and gas properties. These producing and non-producing crude oil and natural gas reserves are located in the Antrim Shale in Michigan, the Los Angeles Basin in California, the Wind River and Big Horn Basins in central Wyoming, the Sunniland Trend in Florida, the New Albany Shale in Indiana and Kentucky, and the Permian Basin in West Texas. See www.BreitBurn.com for more information.

Cautionary Statement Relevant to Forward - Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements relating to BreitBurn's operations that are based on management's current expectations, estimates and projections about its operations. Words such as "anticipates," "expects," "intends," "plans," "targets," "projects," "believes," "seeks," "schedules," "estimates," "recommends," "intention to recommend" and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, BreitBurn undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are crude oil and natural gas prices; the competitiveness of alternate energy sources or product substitutes; technological developments; delays in planned or expected drilling and development programs; the future performance of the properties acquired from Quicksilver Resources Inc.; potential disruption or interruption of BreitBurn's net production due to accidents or severe weather; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; management changing its recommendation or the Board not accepting such a recommendation regarding distributions after reviewing all relevant factors, and the factors set forth under the heading "Risk Factors" incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, and other filings with the Securities and Exchange Commission. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements

Investor Relations Contact:
James G. Jackson
Executive Vice President and Chief Financial Officer
(213) 225-5900 x273
Or
Pierre Hirsch of Ruder Finn/West
(415) 692-3060

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